Exhibit 1.1

PLAINS GP HOLDINGS, L.P.

42,000,000 Class A Shares

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

New York, New York
February 23, 2017

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Plains GP Holdings, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell an aggregate of 42,000,000 Class A shares (the “Firm Shares”) representing limited partner interests in the Partnership (“Class A Shares”) to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Citigroup Global Markets Inc. is acting as the representative (the “Representative”), upon the terms and conditions set forth in Section 2 hereof.  The Partnership also proposes to grant to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, an option to purchase up to an additional 6,300,000 Class A Shares (the “Option Shares”).  The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the “Shares.”

PAA GP Holdings LLC, a Delaware limited liability company (the “General Partner”), is the general partner of the Partnership.  The Partnership owns a 100% membership interest in Plains All American GP LLC, a Delaware limited liability company (“GP LLC”).  GP LLC is the General Partner of Plains AAP, L.P., a Delaware limited partnership (“Plains AAP”).  Plains AAP owns a 100% membership interest in PAA GP LLC, a Delaware limited liability company (“PAA GP” and, together with GP LLC and Plains AAP, the “PAA GP Entities”). PAA GP is the general partner of Plains All American Pipeline, L.P. (“PAA”).

The subsidiaries of PAA listed on Schedule III attached hereto are referred to herein as the “Material Subsidiaries,” and the Material Subsidiaries listed on Schedule IV attached hereto are referred to herein as the “Domestic Subsidiaries.” This is to confirm the agreement (this “Agreement”) among the Partnership and the Underwriters concerning the several purchases of the Shares by the Underwriters.

1.                                      Representations and Warranties of the Partnership. The Partnership represents and warrants to the Underwriters that:

(a)                                 Registration.  A registration statement on Form S-3 relating to the Shares (File No. 333-216194) (i) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act.  Copies of such registration statement and any amendment thereto have been delivered by the Partnership to the Representative.  As used in this Agreement:

(i)                                     “Applicable Time” means the date and time set forth on Schedule II, which the Underwriters have informed the Partnership and its counsel is a time prior to the first sale of the Shares;

(ii)                                  “Base Prospectus” means the base prospectus included in the Registration Statement at the Applicable Time.

(iii)                               “Effective Date” means any date as of which any part of such registration statement relating to the Shares became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iv)                              “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) or “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Shares;

(v)                                 “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including the Base Prospectus and any preliminary prospectus supplement thereto relating to the Shares;

(vi)                              “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus together with (A) the pricing information identified in Schedule II hereto and (B) each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

(vii)                           “Prospectus” means the final prospectus relating to the Shares, including the Base Prospectus and any prospectus supplement thereto relating to the Shares, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(viii)                        “Registration Statement” means the registration statement on Form S-3 (File No. 333-216194), as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Registration Statement, Preliminary Prospectus or Prospectus, as the case may be, or in the case of the Pricing Disclosure Package, as of the Applicable Time.  Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof).  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be.  Any reference to any amendment to the Registration Statement shall be deemed to include any periodic report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.  As used herein, the term “Incorporated Documents” means the documents that at the time are incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or, to the Partnership’s knowledge, threatened by the Commission.  The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.

(b)                                 Form of Documents.  The Registration Statement conformed in all material respects on the Effective Date and on each applicable Delivery Date (as defined herein) will conform, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Securities Act and the Rules and Regulations.  The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on each applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations.  The Incorporated Documents conformed and will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(c)                                  No Material Misstatements or Omissions in Registration Statement.  The Registration Statement did not, as of its most recent Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.

(d)                                 No Material Misstatements or Omissions in Prospectus.  The Prospectus will not, as of its date and on the applicable Delivery Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.

(e)                                  No Material Misstatements or Omissions in Documents Incorporated by Reference.  The Incorporated Documents, when filed with the Commission, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                   No Material Misstatements or Omissions in Pricing Disclosure Package.  The Pricing Disclosure Package did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.

(g)                                  No Material Misstatements or Omissions in Issuer Free Writing Prospectus and Pricing Disclosure Package.  Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 12.

(h)                                 Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act.  Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  The Partnership has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative.  The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.  The Partnership has taken all actions necessary so that any road show (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Shares will not be required to be filed pursuant to the Rules and Regulations.

(i)                                     Well-Known Seasoned Issuer and Not an Ineligible Issuer.  The Partnership is a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations).  At the earliest time after the initial filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares, the Partnership was not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(j)                                    Formation and Qualification of Certain Entities.  Each of the Partnership, the General Partner, the PAA GP Entities, PAA and the Material Subsidiaries has been duly formed and is validly existing in good standing as a limited partnership, limited liability company or unlimited liability company under the laws of its respective jurisdiction of formation with full partnership, limited liability company or unlimited liability company power and authority, as the case may be, to own or lease its properties and to conduct its business, in each case in all material respects.  Each of the Partnership, the General Partner, the PAA GP Entities, PAA and the Material Subsidiaries is duly registered or qualified as a limited partnership, limited liability company or unlimited liability company, as the case may be, for the transaction of business under the laws of each jurisdiction (as set forth on Exhibit A to this Agreement) in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not (i) reasonably be expected to have a material adverse effect upon the condition (financial or other), business, prospects, properties, net worth or results of operations of PAA’s direct and indirect majority owned subsidiaries (each a “PAA Subsidiary” and collectively, the “PAA Subsidiaries”), PAA (collectively with the PAA Subsidiaries, the “PAA Entities”), the General Partner, the Partnership and the PAA GP Entities, (together with the General Partner, the Partnership and the PAA Entities, the “Plains Entities”), taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(k)                                 General Partners.  Each Plains Entity that serves as a general partner of another Plains Entity has full corporate or limited liability company power and authority, as the case may be, to serve as general partner of such Plains Entity, in each case in all material respects, as disclosed in the Pricing Disclosure Package and the Prospectus.

(l)                                     Ownership of Interests in the Partnership, the PAA GP Entities and PAA. The General Partner, the Partnership and the PAA GP Entities hold the general partner, limited partner and membership interests in the Partnership, the PAA GP Entities and PAA, as applicable, as such interests are described in the Pricing Disclosure Package and the Prospectus; all of such interests have been duly authorized and validly issued in accordance with their respective limited partnership or limited liability company agreement, as applicable, and such membership interests are fully paid (to the extent required under their respective limited partnership or limited liability company agreement, as applicable) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) or Sections 18-607 and 18-

804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), as applicable); and such general partner, limited partner and membership interests held by the General Partner, the Partnership and the PAA GP Entities are owned free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), except (i) as disclosed in the Pricing Disclosure Package and the Prospectus or (ii) such as would not reasonably be expected to result in a change of control of the Partnership (in the case of general partner and membership interests held by the General Partner) or reasonably be expected to materially adversely affect the ability of the PAA Entities considered as a whole to conduct their businesses as currently conducted and as contemplated by the Pricing Disclosure Package and the Prospectus to be conducted.

(m)                             Ownership of Interests in the General Partner. All the membership interests in the General Partner have been duly authorized and validly issued in accordance with the Third Amended and Restated Limited Liability Company Agreement of the General Partner (as the same may be amended or restated prior to the Delivery Date, such agreement being referred to herein as the “General Partner LLC Agreement”), and such membership interests are fully paid (to the extent required under General Partner LLC Agreement) and nonassessable (except as such assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

(n)                                 Ownership of the Material Subsidiaries.  All of the outstanding shares of capital stock or other equity interests of each Material Subsidiary (a) have been duly authorized and validly issued (in accordance with the agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents, as applicable, (in each case as in effect on the date hereof and as the same may be amended or restated prior to the Delivery Date) (the “Organizational Documents”) of such Material Subsidiary), are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such Material Subsidiary) and nonassessable (except (i) in the case of an interest in a Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, (ii) in the case of an interest in a limited partnership or limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited partnership or limited liability company statute, as applicable, and (iii) in the case of an interest in an entity formed under the laws of a foreign jurisdiction, as such nonassessability may be affected by similar provisions of such jurisdiction’s partnership or limited liability company statute, if any, as applicable or (iv) with respect to the general partner interest of any Material Subsidiary) and (b) are owned, directly or indirectly, by PAA, free and clear of all Liens, except for such Liens as are not, individually or in the aggregate, material to such ownership or as described in the Pricing Disclosure Package and the Prospectus.  The PAA Subsidiaries other than the Material Subsidiaries would not have, individually or in the aggregate, accounted for (i) more than 10% of the total assets of the PAA Entities, taken as a whole, as of the most recent fiscal year end or (ii) more than 10% of the net income of the PAA Entities, taken as a whole, for the most recent fiscal year.

(o)                                 Capitalization.  As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 103,277,067 Class A Shares, 137,968,486 Class B

Shares and 497,390,075 Class C Shares (as such capitalized terms are defined in the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 15, 2016 (as amended, the “Partnership Agreement”)).  All outstanding Class A Shares, Class B Shares and Class C Shares and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act).  The limited partner interests of the Partnership conform, in all material respects, as to legal matters to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

(p)                                 PAA Capitalization. As of the date hereof, the issued and outstanding limited partner interests of PAA consist of 675,104,994 PAA Common Units (as defined below) and 65,676,626 Series A Preferred Units (as defined in the Organizational Documents of PAA). All outstanding PAA Common Units and Series A Preferred Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Organizational Documents of PAA and are fully paid (to the extent required under the Organizational Documents of PAA) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(q)                                 Plains AAP Capitalization. As of the date hereof, the issued and outstanding limited partner interests of Plains AAP consist of 241,245,553 AAP Units (as defined below) and 3,121,180 Class B Units (as defined the Organizational Documents of Plains AAP). All outstanding AAP Units and Class B Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Organizational Documents of Plains AAP and are fully paid (to the extent required under the Organizational Documents of Plains AAP) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(r)                                    Duly Authorized and Validly Issued Shares.  At the applicable Delivery Date, the Shares to be sold by the Partnership and the limited partner interests represented thereby will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(s)                                   Duly Authorized and Validly Issued AAP and PAA Common Units. The Class A units representing limited partner interests in Plains AAP (the “AAP Units”) and the common units representing limited partner interests in PAA (the “PAA Common Units”) to be issued and sold pursuant to the Omnibus Agreement in connection with sales of Shares pursuant to this Agreement and the limited partner interests represented thereby will be duly authorized in accordance with the Organizational Documents of Plains AAP and PAA, respectively, and, when issued and delivered against payment therefor in accordance with the terms thereof, will be validly issued, fully paid (to the extent required under the Organizational Documents of Plains AAP and PAA, as applicable) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(t)                                    No Preemptive or Other Rights.  Except as described in the Pricing Disclosure Package and the Prospectus or as provided in the Organizational Documents of the Partnership, Plains AAP or PAA and the Omnibus Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Partnership, Plains AAP or PAA pursuant to any agreement or other instrument to which the Partnership, Plains AAP or PAA is a party or by which the Partnership, Plains AAP or PAA may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Shares or other securities of the Partnership, except such rights as have been waived or satisfied.  Except (i) as described in the Pricing Disclosure Package and the Prospectus and (ii) for awards issued pursuant to the Partnership’s long-term incentive plans, there are no outstanding rights to purchase any Class A Shares or other equity interests in the Partnership.

(u)                                 Authority.  Each of the Partnership, Plains AAP and PAA has all requisite power and authority to issue, sell and deliver the Shares, the AAP Units and the PAA Common Units, as applicable, in accordance with and upon the terms and conditions set forth in this Agreement, the Omnibus Agreement, their respective Organizational Documents, the Registration Statement, the Pricing Disclosure Package and the Prospectus, as applicable.  At the applicable Delivery Date, all action required to be taken by the Partnership or its partners for (i) the due and proper authorization, execution and delivery of this Agreement, (ii) the authorization, issuance, sale and delivery of the Shares and (iii) the consummation of the other transactions contemplated hereby will have been duly and validly taken. All action required to be taken by Plains AAP, PAA or their respective partners for the authorization, issuance, sale and delivery of AAP Units and PAA Common Units, as contemplated herein, will have been duly and validly taken.

(v)                                 Authorization, Execution and Delivery of this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Partnership.

(w)                               Authorization, Execution and Enforceability of the Operating Agreements.  The Organizational Documents of each of the Partnership, the General Partner, the PAA GP Entities, PAA and the Material Subsidiaries (each a “Partnership Entity” and collectively, the “Partnership Entities”) has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties thereto, enforceable against the parties thereto in accordance with their respective terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

(x)                                 No Conflicts or Violations.  None of (i) the offering, issuance and sale by the Partnership of the Shares, (ii) the execution, delivery and performance of this Agreement by the Partnership, or (iii) the consummation of the transactions contemplated by this Agreement, including the related sale of AAP Units and PAA Common Units, (A) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control or a default under (or an event that, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of the Partnership Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership, Plains AAP or PAA to consummate the transactions contemplated by this Agreement, including the related sale of the AAP Units and PAA Common Units.

(y)                                 No Consents.  No consent, approval, authorization, filing with or order of any court, governmental agency or body having jurisdiction over any of the Plains Entities or any of their respective properties is required in connection with (i) the offering, issuance and sale by the Partnership of the Shares or (ii) the execution, delivery and performance of, or the consummation by the Partnership of the transactions contemplated by this Agreement, including the related sale of AAP Units and PAA Common Units, except (A) such as have been obtained under the Securities Act, (B) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution by the Underwriters of the Shares in the manner contemplated herein and in the Pricing Disclosure Package and the Prospectus and (C) such that the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership, Plains AAP or PAA to consummate the transactions contemplated by this Agreement, including the related sale of the AAP Units and PAA Common Units.

(z)                                  No Default.  (i) None of the Partnership Entities is in violation of its Organizational Documents in any material respect; (ii) none of the Partnership Entities is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it and (iii) none of the Partnership Entities is in breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of (ii) or (iii) would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership, Plains AAP or PAA to consummate the transactions contemplated by this Agreement, including the related sale of the AAP Units and PAA Common Units.

(aa)                          Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, which has certified the audited financial statements included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto), are an independent registered public accounting firm with respect to the General Partner and the Partnership and its consolidated subsidiaries as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board.

(bb)                          Financial Statements.  At December 31, 2016, the Partnership had, on an as adjusted basis as indicated in the Prospectus (and any amendment or supplement thereto), an approximate total capitalization as set forth therein.  The financial statements (including the related notes and supporting schedules) and other financial information included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein.  The summary and selected historical financial information included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which it has been derived, except as described therein.  No other financial statements or schedules of the Partnership are required by the Securities Act or the Exchange Act to be included in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus.

(cc)                            No Material Adverse Change.  None of the Plains Entities has sustained, since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, other than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Pricing Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any Material Adverse Effect, or any development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) any transaction which is material to the Plains Entities taken as a whole, other than transactions in the ordinary course of business as such business is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (iii) any dividend or distribution of any kind, other than quarterly distributions of Available Cash (as defined in the Partnership Agreement) and other than dividends or distributions from any Subsidiary to another Subsidiary or the Partnership or from a Partnership Entity to its members or other equity owners in the ordinary course of business, declared, paid or made on the security interests of any of the Plains Entities, in each case other than as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(dd)                          Required Disclosures and Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership, threatened, against any of the Plains Entities, or to which any of the Plains Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration

Statement, the Pricing Disclosure Package or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act or the Exchange Act.

(ee)                            Title to Properties.  The PAA Entities, directly or indirectly, have good and indefeasible title to all real property and good title to all personal property described in the Pricing Disclosure Package and the Prospectus as being owned by them, free and clear of all Liens except (i) as provided in the Third Amended and Restated Credit Agreement dated August 19, 2011, as amended (the “Hedged Inventory Facility”), among Plains Marketing, L.P. (“Plains Marketing”), Bank of America, N.A., as administrative agent thereunder, and the lenders from time to time party thereto, described in the Pricing Disclosure Package and the Prospectus and (ii) such as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and all real property and buildings held under lease by the Plains Entities are held, directly or indirectly, under valid and subsisting and enforceable leases with such exceptions as would not reasonably be expected to have a Material Adverse Effect, as described in the Pricing Disclosure Package and the Prospectus.

(ff)                              Permits.  Each of the Plains Entities, directly or indirectly, has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“Permits”) as are necessary to own its properties and to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for such Permits the failure of which to have obtained would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and none of the Plains Entities has received, directly or indirectly, any notice of proceedings relating to the revocation or modification of any such permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus.

(gg)                            Rights-of-Way.  Each of the Plains Entities, directly or indirectly, has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for such rights-of-way the failure of which to have obtained would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Plains Entities, directly or indirectly, has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such failures to perform, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Pricing Disclosure Package and the Prospectus.

(hh)                          Investment Company.  None of the Plains Entities is now, and after sale of the Shares to be sold by the Partnership hereunder, or the related sale of the AAP Units and the PAA Common Units, and application of the net proceeds from such sale as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds,” none of the Plains Entities will be, (i) an “investment company” or a company “controlled by” an “investment company,” each within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), (ii)  a “gas utility,” within the meaning of Tex. Util. Code § 121.001 or (iii) a “public utility” or “utility” within the meaning of the Public Utility Regulatory Act of Texas or under similar laws of any state in which any such Plains Entity does business; other than in respect of any Plains Entity that is under the jurisdiction of the California Public Utility Commission.

(ii)                                  Environmental Compliance.  Except as described in the Pricing Disclosure Package and the Prospectus, none of the Plains Entities, directly or indirectly, has violated any environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), or lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease or operate their properties and conduct their business as described in the Pricing Disclosure Package and the Prospectus or is violating any terms and conditions of any such permit, license or approval, which in each case would reasonably be expected to have a Material Adverse Effect.

(jj)                                No Labor Disputes.  No labor dispute with the employees of any of the Plains Entities exists or, to the knowledge of the Partnership, is imminent, that would reasonably be expected to have a Material Adverse Effect.

(kk)                          Insurance.  The Partnership maintains or is entitled to the benefits of insurance covering its properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect it and its businesses in a manner consistent with other businesses similarly situated. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each applicable Delivery Date, except for such insurance for which the failure to be outstanding and duly in force would not reasonably be expected to have a Material Adverse Effect.

(ll)                                  No Legal Actions.  Except as described in the Pricing Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership, threatened, to which any of the Plains Entities is or may be a party or to which the business or property of any of the Plains Entities is or may be subject, and (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Plains Entities is or may be subject, that, in the case of clauses (i) and (ii) above, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or result in the suspension of the offering and issuance of the Shares.

(mm)                  Distribution Restrictions.  None of PAA, Plains AAP or any PAA Subsidiary is currently prohibited, directly or indirectly, from making any distributions to any

Plains Entity, from making any other distribution on such entity’s equity interests, from repaying to any Plains Entity any loans or advances to such entity from a Plains Entity or from transferring any of such entity’s property or assets to a Plains Entity, except (i) as described in or contemplated by the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), (ii) such prohibitions mandated by the laws of each such entity’s state of formation and the terms of any such Subsidiary’s Organizational Documents and (iii) where such prohibition would not reasonably be expected to have a Material Adverse Effect.

(nn)                          No Distribution of Other Offering Materials.  None of the Plains Entities has distributed and, prior to the later to occur of (i) any Delivery Date and (ii) completion of the distribution of the Firm Shares or Option Shares, as the case may be, will not distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, subject to the conditions in Section 1(h) of this Agreement, or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

(oo)                          NYSE Listing of Class A Shares.  The Class A Shares are listed on the New York Stock Exchange (the “NYSE”), and prior to the Initial Delivery Date, the Shares will be approved for listing on the NYSE subject only to official notice of issuance.

(pp)                          Books and Records; Accounting Controls.  The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(qq)                          Sarbanes-Oxley Act.  The Partnership and, to the knowledge of the Partnership, the directors of the General Partner and officers of the General Partner and GP LLC in their capacities as such, are in compliance in all material respects with all applicable and effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(rr)                                Disclosure Controls.  The Partnership maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rules 13a-15 and 15d-15 of the Rules and Regulations), that (i) are designed to provide reasonable assurance that material information relating to the Partnership, including its consolidated subsidiaries, is recorded, processed, summarized and communicated to the principal executive officer, the principal financial officer and other appropriate officers of the General Partner and GP LLC, as applicable, to allow for timely decisions regarding required disclosure, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the Partnership’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they are established.

(ss)                              No Deficiency in Internal Controls.  Based on the evaluation of its disclosure controls and procedures conducted in connection with the preparation and filing of the Partnership’s Annual Report on Form 10-K for the most recent fiscal year end, the Partnership is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting that are likely to adversely affect its ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Partnership.

(tt)                                FCPA.  None of the Plains Entities nor, to the knowledge of the Partnership, any director, officer, agent or employee of the Plains Entities (in their capacity as director, officer, agent or employee) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(uu)                          Money Laundering Laws.  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Plains Entities that involve allegations of money laundering is pending or, to the knowledge of the Partnership, threatened.

(vv)                          OFAC.  None of the Plains Entities nor, to the knowledge of the Partnership, any director, officer or employee of the Plains Entities (in their capacity as director, officer or employee) has received notice that it is subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(ww)                      XBRL.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

The applicable statements made in the certificates described in Sections 7(i) and 7(l) shall be deemed representations and warranties by the Partnership, as to matters covered thereby, to the Underwriters.

2.                                      Purchase and Sale.

(a)                                 Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $30.536 per Share, the number of Firm Shares set forth opposite such Underwriter’s name on Schedule I hereto, subject to adjustment as set forth in Section 9 hereof.

(b)                                 Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 6,300,000 Option Shares at the same purchase price per Share as the Underwriters shall pay for the Firm Shares set forth on Schedule I hereto.  Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Partnership setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the settlement date. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters and such Underwriter is purchasing of the Firm Shares, subject to (i) such adjustments as the Representative in its absolute discretion shall make to eliminate any fractional shares and (ii) adjustment as set forth in Section 9 hereof.

3.                                      Delivery and Payment.  Delivery of and payment for the Firm Shares and the Option Shares (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Initial Delivery Date) shall be made at the office of Vinson & Elkins L.L.P., 1001 Fannin, Houston, Texas 77002 at 9:00 a.m., Houston time, on March 1, 2017, or at such time on such later date not more than three business days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Shares being herein called the “Initial Delivery Date”).  Delivery of the Shares shall be made to the several Underwriters for the respective accounts of the Underwriters against payment by the several Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership.  Delivery of the Firm Shares and the Option Shares shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Initial Delivery Date, the Partnership will deliver the Option Shares (at the expense of the Partnership) to the Representative on the date (an “Option Shares Delivery Date”) specified by the several Underwriters (which shall be within three business days after each exercise of said option), for the respective accounts of the several Underwriters, against payment by the Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership.  If settlement for the Option Shares occurs after the Initial Delivery Date, the Partnership will deliver to the Underwriters on the Option Shares Delivery Date for the Option Shares, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Initial Delivery Date pursuant to Section 7 hereof.  The Initial Delivery Date and any Option Shares Delivery Date are each sometimes referred to as a “Delivery Date.”

4.                                      Offering by the Underwriters.  It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus.

5.                                      Agreements of the Partnership.  The Partnership acknowledges and agrees with the Underwriters that:

(a)                                 Post-Effective Amendments.  If, at the Applicable Time, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Partnership will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing when such post-effective amendment has become effective.

(b)                                 Preparation of Prospectus and Registration Statement.  The Partnership will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (e) below, of any change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Plains Entities, taken as a whole, or of the happening of any event that makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the  Prospectus (as then amended or supplemented) untrue or that requires the making of any additions to or changes in the Registration Statement, the Pricing Disclosure Package or the  Prospectus (as then amended or supplemented) in order to state a material fact required by the Securities Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein (in the case of any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which any such statements were made) not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other applicable law.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Partnership will make every commercially reasonable effort to obtain the withdrawal of such order at the earliest possible time.

(c)                                  Copies of Registration Statement.  The Partnership will furnish to the Underwriters, without charge, (i) such number of conformed copies of the registration statement corresponding to the Commission’s electronic data gathering, analysis and retrieval system (“EDGAR”) version filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, as the Underwriters or the Underwriters’ counsel may reasonably request, (ii) such number of copies of the Incorporated Documents, without exhibits, as the Underwriters may request, and (iii) such number of copies of the exhibits to the Incorporated Documents as the Underwriters may request.

(d)                                 Filing of Amendment or Supplement.  For such period as in the opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer, the Partnership will not file any amendment to the Registration Statement, supplement to the Prospectus (or any other prospectus relating to the Shares filed pursuant to Rule 424(b) of the Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)), or any Preliminary Prospectus or Issuer Free Writing Prospectus of which the Representative shall not previously have been advised or to which the Representative shall have reasonably objected in writing after being so advised unless the Partnership shall have determined based upon the advice of counsel that such amendment, supplement or other filing is required by law; and the Partnership will promptly notify the Representative after it shall have received notice thereof of the time when any amendment to the

Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

(e)                                  Copies of Documents to the Underwriters.  As soon after the Applicable Time as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer, the Partnership will expeditiously deliver to each Underwriter and each dealer that the Underwriters may specify, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Underwriters may reasonably request.  At any time after nine months after the time of issuance of the Prospectus, upon request and without charge, the Partnership will deliver as many copies of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act as the Underwriters may reasonably request, provided that a prospectus is required by the Securities Act to be delivered in connection with sales of Shares by any Underwriter or dealer.  The Partnership consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales by any Underwriter or dealer.  If during such period of time any event shall occur that in the judgment of the Partnership or in the opinion of counsel for the Underwriters and the Partnership is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) to comply with the Securities Act or any other law, the Partnership will forthwith prepare and, subject to the provisions of paragraph (e) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof; provided that, if any such event necessitating a supplement or amendment to the Prospectus occurs at any time after nine months after the time of issuance of the Prospectus, such supplement or amendment shall be prepared at the Underwriters’ expense.  In the event that the Partnership and the Representative agree that the Prospectus should be amended or supplemented, the Partnership, if requested by the Representative, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement unless the Partnership shall have determined, based on the advice of counsel, that the issuance of such press release would not be required by law.

(f)                                   Blue Sky Laws.  The Partnership will cooperate with the Representative and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably designate and will file such consents to service of process or other documents reasonably necessary or appropriate in order to effect such registration or qualification; provided that in no event shall any Plains Entity be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.  The Partnership will promptly notify the Representative of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g)                                  Reports to Security Holders.  In accordance with Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations, the Partnership will make generally available to its security holders an earnings statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement as soon as practicable after the end of such period.

(h)                                 Copies of Reports.  Unless otherwise available on EDGAR, during the period of two years hereafter, the Partnership will furnish or make available to the Underwriters (i) as soon as publicly available, a copy of each report of the Partnership mailed to shareholders or filed with the Commission or the principal national securities exchange or automated quotation system upon which the Shares may be listed, and (ii) from time to time such other information concerning the Partnership as the Underwriters may reasonably request.

(i)                                     Termination Expenses.  If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to Section 9 hereof or Section 10 hereof (except pursuant to the first clause of Section 10(i))) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Partnership to comply with the terms or fulfill any of the conditions of this Agreement, the Partnership agrees to reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by the Underwriters in connection herewith.

(j)                                    Application of Proceeds.  The Partnership will apply the net proceeds from the sale of the Shares to purchase from Plains AAP a number of AAP Units equal to the number of Shares sold; Plains AAP will use the net proceeds of such sale to purchase from PAA a number of PAA Common Units equal to the number of AAP Units sold; and PAA will use the net proceeds of such sale as described under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus.

(k)                                 Filing of Prospectus.  The Partnership will timely file the Prospectus, and any amendment or supplement thereto, pursuant to Rule 424(b) of the Rules and Regulations and will advise the Underwriters of the time and manner of such filing.

(l)                                     Lock-Up Period.  Except as provided in this Agreement, the Partnership will not, and will ensure that PAA will not, (i) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership, PAA or any of their controlled affiliates or any person in privity with the Partnership, PAA or any of their controlled affiliates) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Class A Shares, PAA Common Units or any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, Class A Shares, PAA Common Units or any securities that are senior to or pari passu with Class A Shares or PAA Common Units, or publicly announce an intention to effect any such transaction or (ii) grant any options or warrants to purchase Class A Shares or PAA Common Units for a period of 60 days after the date of the Prospectus (the “Lock-Up Period”) without the prior written consent of the Representative, except that (A) the Partnership may issue the Shares and PAA may issue the PAA Common Units in the related sale, (B) the Partnership and PAA may issue Class A Shares, PAA Common Units or any securities convertible or exchangeable into Class A Shares or PAA Common Units as payment of any part of the purchase price for businesses that are acquired by the Partnership, PAA and their affiliates or any third parties, provided that any recipient of such Class A Shares or PAA Common Units must agree in writing to be bound by the terms of this Section 5(l) for the remaining term of the Lock-Up Period, (C) the Partnership and PAA may issue and sell Class A Shares, PAA Common Units or securities convertible into or exchangeable for Class A Shares or PAA Common Units pursuant to any existing long-term incentive plan, employee share or unit option plan, share or unit ownership plan or dividend reinvestment plan of the Partnership (or adopted by a the General Partner) or of PAA (or adopted by a PAA GP Entity) in effect at the Applicable Time and (D) the Partnership and PAA may issue or deliver Class A Shares and PAA Common Units issuable upon the conversion, vesting or exercise of securities (including long-term incentive plan awards, options, warrants and the right of holders of AAP Units to exchange such AAP Units and our Class B shares for our Class A Shares) outstanding at the Applicable Time.

(m)                             Stabilization.  Except as stated in this Agreement and the Prospectus, none of the Plains Entities has taken, nor will they take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Class A Shares to facilitate the sale or resale of the Shares.

(n)                                 Investment Company.  The Partnership will take such steps as shall be necessary to ensure that none of the Plains Entities shall become an “investment company” within the meaning of such term under the Investment Company Act, and the rules and regulations of the Commission thereunder.

(o)                                 [Reserved].

(p)                                 Exchange Act Reports.  The Partnership, during the period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(q)                                 Free Writing Prospectuses.  The Partnership has complied and will comply with the requirements of Rule 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including appropriate legending and timely filing with the Commission or retention where required.  The Partnership represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Rules and Regulations to avoid a requirement to file with the Commission any electronic road show.  The Partnership agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Partnership will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through the Representative expressly for use therein, which information is specified in Section 12.

6.                                      Indemnification and Contribution.

(a)                                 The Partnership agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each affiliate of any Underwriter who has participated in the distribution of the Shares as underwriters, each broker-dealer affiliate of any Underwriter and each other affiliate of any Underwriter within the meaning of Rule 405 of the Rules and Regulations, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation), to which they or any of them became subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which any such statements were made) not misleading, and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 12.  The foregoing indemnity agreement is in addition to any liability that the Partnership may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b)                                 If any action, suit or proceeding shall be brought against any Underwriter, any director, officer, employee or agent of any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Partnership, such Underwriter or such director, officer, employee, agent or controlling person shall promptly notify the Partnership in writing, and the Partnership shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses.  The failure to notify the indemnifying party shall not relieve it from liability that it may have to an indemnified party unless the indemnifying party is foreclosed by reason of such delay from asserting a defense otherwise available to it.  Such Underwriter or any such director, officer, employee, agent or controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such director, officer, employee, agent or controlling person unless (i) the Partnership has agreed in writing to pay such fees and expenses, (ii) the Partnership has failed to assume the defense and employ counsel within a reasonable period of time in light of the circumstances or (iii) such indemnified party or parties shall have reasonably concluded, based on the advice of counsel, that there may be defenses available to it or them that are different from, additional to or in conflict with those available to the Partnership (in which case the Partnership shall not have the right to direct the defense of such action, suit or proceeding on behalf of the indemnified party or parties), in any of which events the Partnership shall pay the reasonable fees and expenses of such counsel as such fees and expenses are incurred (it being understood, however, that the Partnership shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one action, suit or proceeding or series of related actions, suits or proceedings in the same jurisdiction representing the indemnified parties who are parties to such action, suit or proceeding).

(c)                                  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership, the General Partner’s directors and officers who sign the Registration Statement, and any person who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Partnership to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through the Representative expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, which information is limited to the information set forth in Section 12.  If any action, suit or proceeding shall be brought against the Partnership, any of such directors and officers or any such controlling person based on the Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Partnership by paragraph (b) above (except that if the Partnership shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Partnership, any of such directors and officers and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above.  The foregoing indemnity agreement shall be in addition to any liability that the Underwriters may otherwise have.

(d)                                 If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership or any affiliate of the Partnership on the one hand, or by the Underwriters on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  The Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding.  Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 6 are several and not joint.

(f)                                   No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(g)                                  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 6 and the covenants, representations and warranties of the Partnership set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Partnership or any of the General Partner’s directors or officers or any person controlling the Partnership, (ii) acceptance of any Shares and payment therefor in accordance with the terms of this Agreement, and (iii) any termination of this Agreement.  A successor to any Underwriter or any person controlling any Underwriter, or to the Partnership, the General Partner or any of their respective directors or officers or any person controlling the Partnership shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

7.                                      Conditions to the Obligations of the Underwriters.  The several obligations of the Underwriters to purchase the Firm Shares and the Option Shares, as the case may be, hereunder are subject to the following conditions:

(a)                                 All filings required by Rule 424 and Rule 430B of the Rules and Regulations shall have been made.  All material required to be filed by the Partnership pursuant to Rule 433(d) of the Rules and Regulations shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 of the Rules and Regulations.  No stop order (i) suspending the effectiveness of the Registration Statement or (ii) suspending or preventing the use of the most recent Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Partnership or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative.

(b)                                 Subsequent to the Applicable Time, there shall not have occurred (i) any change, or any development involving a prospective change that would reasonably be expected to have a Material Adverse Effect, not contemplated by the Prospectus, which in the Representative’s opinion, would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving any of the Plains Entities or any executive officer or director of any of such entities that makes any statement made in the Prospectus untrue or which, in the opinion of the Partnership and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Securities Act or any other law to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in the Representative’s opinion, materially adversely affect the market for the Shares.

(c)                                  The Representative shall have received on each applicable Delivery Date, an opinion of Vinson & Elkins L.L.P., counsel for the Partnership, dated the applicable Delivery Date and addressed to the Underwriters, to the effect that:

(i)                                     Each of the General Partner, the Partnership, the PAA GP Entities, PAA and the Domestic Subsidiaries has been duly formed and is validly existing in good standing as a limited partnership or limited liability company under the laws of its respective jurisdiction of formation with full limited partnership or limited liability company power and authority, as the case may be, to own or lease its properties and to conduct its business, in each case in all material respects.

(ii)                                  The General Partner and each Domestic Subsidiary or PAA GP Entity that serves as a general partner of PAA or another Domestic Subsidiary or PAA GP Entity has full limited liability company power and authority, as the case may be, to serve as general partner of the Partnership, PAA or such Domestic Subsidiary or PAA GP Entity, in each case in all material respects.

(iii)                               All the membership interests in the General Partner have been duly authorized and validly issued (in accordance with the General Partner LLC Agreement) and are fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

(iv)                              The General Partner, the Partnership and the PAA GP Entities hold the general partner, limited partner and membership interests in the Partnership, the PAA GP Entities and PAA, as applicable, as described in the Pricing Disclosure Package and the Prospectus; all of such interests (a) have been duly authorized and validly issued in accordance with their respective Organizational Documents, as applicable, and such limited partner and membership interests are fully paid (to the extent required under their respective Organizational Documents, as applicable) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable) and (b) are owned, directly or indirectly, by the General Partner, the Partnership and the PAA GP Entities, as applicable, free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming such entity as debtor is on file in the office of the Secretary of State of the State of Delaware, or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or the Delaware LLC Act.

(v)                                 All of the outstanding shares of capital stock or other equity interests (other than general partner interests) of each Domestic Subsidiary (a) have been duly authorized and validly issued (in the case of an interest in a limited partnership or limited liability company, in accordance with the Organizational Documents of such Domestic Subsidiary), are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such Domestic Subsidiary) and nonassessable (except (i) in the case of an interest in a Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable and (ii) in the case of an interest in a limited partnership or limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited partnership or limited liability company statute, as applicable) and (b) are owned, directly or indirectly, by the Partnership, free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Texas naming the Partnership as debtor or, in the case of capital stock or other equity interests of a Domestic Subsidiary owned directly by one or more other Domestic Subsidiary, naming any such other Domestic Subsidiary as debtor(s), is on file in the office of the Secretary of State of the States of Delaware or Texas or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the limited liability company or partnership laws of the jurisdiction of formation of the respective Domestic Subsidiary, as the case may be.

(vi)                              All outstanding general partner interests in each Domestic Subsidiary that is a partnership have been duly authorized and validly issued in accordance with the Organizational Documents of such Domestic Subsidiary and are owned, directly or indirectly, by the Partnership, free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Texas naming the Partnership as debtor or, in the case of general partner interests of a Domestic Subsidiary owned directly by one or more other Domestic Subsidiary, naming any such other Domestic Subsidiary as debtor(s), is on file in the office of the Secretary of State of the States of Delaware or Texas or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the partnership laws of the jurisdiction of formation of the respective Domestic Subsidiary, as the case may be.

(vii)                           The Firm Shares (and/or Option Shares, as applicable) to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(viii)                        The AAP Units and PAA Common Units to be issued and sold pursuant to the Omnibus Agreement in connection with sales of Shares pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Organizational Documents of Plains AAP and PAA, respectively, and, when issued and delivered against payment therefor as provided in this Agreement, the Omnibus Agreement and any Terms Agreement, will be validly issued, fully paid (to the extent required under the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(ix)                              Except as described in the Prospectus or as provided in the Organizational Documents of the Partnership, Plains AAP or PAA and the Omnibus Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Partnership, Plains AAP or PAA pursuant to the Delaware LP Act, the Delaware LLC Act or any instrument known to us to which any of the Partnership, Plains AAP or PAA is a party or by which any one of them may be bound.  Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Shares or other securities of the Partnership pursuant to any of the documents or agreements included as exhibits to any of the Incorporated Documents, except such rights as have been waived or satisfied.

(x)                                 Each of the Partnership, Plains AAP and PAA has all requisite power and authority to issue, sell and deliver the Shares, the AAP Units and the PAA Common Units, in accordance with and upon the terms and conditions set forth in this Agreement, their respective Organizational Documents, the Omnibus Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(xi)                              This Agreement has been duly authorized and validly executed and delivered by the Partnership.

(xii)                           At or before each applicable Delivery Date, the partnership agreement or limited liability company agreement, as applicable, of each of the Partnership, the General Partner, the PAA GP Entities, PAA and the Domestic Subsidiaries has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties thereto, enforceable against the parties thereto in accordance with their respective terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xiii)                        None of (A) the offering, issuance and sale by the Partnership of the Shares, (B) the execution, delivery and performance of this Agreement by the Partnership or (C) the consummation of the transactions contemplated by this Agreement, including the related sale of AAP Units and PAA Common Units, (1) constitutes or will constitute a violation of the Organizational Documents of the General Partner, the Partnership, PAA or any of the PAA GP Entities or the Domestic Subsidiaries, (2) conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control or a default under (or an event that, with notice or lapse of time or both, would constitute such an event) any document or agreement filed as an exhibit to the Registration Statement or any Incorporated Document, (3) results or will result in any violation of the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the “DGCL”), the laws of the State of Texas or federal law or (4) results or will result in the creation or imposition of any Lien upon any property or assets of any of the General Partner, the Partnership, PAA, the PAA GP Entities or the Domestic Subsidiaries, which conflicts, breaches, violations or defaults in the case of clauses (2), (3) or (4) would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership, Plains AAP or PAA to consummate the transactions contemplated by this Agreement, including the related sale of AAP Units and PAA Common Units, it being understood that such counsel need not express an opinion in clause (3) of this paragraph (xiii) with respect to any securities or other anti-fraud law.

(xiv)                       No consent, approval, authorization, filing with or order of any federal, Delaware or Texas court, governmental agency or body having jurisdiction over the General Partner, the Partnership, PAA, the PAA GP Entities, the Domestic Subsidiaries or any of their respective properties is required in connection with (A) the offering, issuance and sale by the Partnership of the Shares, (B) the execution, delivery and performance of this Agreement by the Partnership or (C) the consummation of the transactions contemplated by this Agreement, including the related sale of AAP Units and PAA Common Units, except (1) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of FINRA in connection with the purchase and distribution by the Underwriters of the Shares in the manner contemplated herein and in the Pricing Disclosure Package and the Prospectus (as to which such counsel need not express any opinion), (2) such that the failure to obtain would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership, Plains AAP or PAA to consummate the transactions contemplated by this Agreement, including the related sale of AAP Units and PAA Common Units, and (3) such other that have been obtained or taken and are in full force and effect.

(xv)                          The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of Our Shares,” “Our Distribution Policy,” “The Partnership Agreement” and “Use of Proceeds” (to the extent related to the Omnibus Agreement) insofar as such statements purport to summarize certain provisions of documents and legal matters referred to therein, are accurate in all material respects, subject to the qualifications and assumptions stated therein; and the Shares and the Class A Shares conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(xvi)                       The opinion of Vinson & Elkins L.L.P. to be filed as Exhibit 8.1 to the Partnership’s Form 8-K with the Commission in connection with this offering and sale of the Shares is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

(xvii)                    The Registration Statement became effective under the Securities Act upon its filing on February 23, 2017; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule.

(xviii)                 The Registration Statement, the Pricing Disclosure Package and the Prospectus (except for the financial statements and the notes and the schedules thereto and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as to which such counsel need not express an opinion) comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

(xix)                       The Partnership is not now, and after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will not be, an “investment company” as such term is defined in the Investment Company Act and the rules and regulations of the Commission thereunder.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the General Partner, GP LLC and the Partnership, representatives of the independent public accountants of the General Partner and the Partnership and the Underwriters’ representatives and counsel, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in paragraph (xv) above), on the basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe that:

(A)                               the Registration Statement, as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(B)                               the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(C)                               the Prospectus, as of its date or as of each applicable Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) any other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the General Partner, the Partnership and certain PAA Subsidiaries, to the extent they deem appropriate, and information obtained from public officials or public records, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws of the United States, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas and (D) state that they express no opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Plains Entities may be subject.

(d)                                 The Representative shall have received on each applicable Delivery Date an opinion of the general counsel for the General Partner, dated the applicable Delivery Date and addressed to the Underwriters, to the effect that:

(i)                                     None of (A) the offering, issuance and sale by the Partnership of the Shares, (B) the execution, delivery and performance by the Partnership of this Agreement, or (C) the consummation of the transactions contemplated by this Agreement, including the related sale of AAP Units and PAA Common Units, (1) constitutes or will constitute a breach or violation of, a change of control or a default (or an event which, with notice or lapse of time or both, would constitute such an event) under any bond, debenture, note or any other evidence of indebtedness, indenture or any other material agreement or instrument known to such counsel to which any of the Partnership Entities is a party or by which any one of them may be bound (excluding, for this purpose, (i) any document or agreement filed as an exhibit to the Registration Statement or an Incorporated Document, (ii) the Hedged Inventory Facility, (iii) the Credit Agreement dated as of August 19, 2011, as amended, by and among the Partnership, certain subsidiaries of the Partnership from time to time party thereto and Bank of

America, N.A., as administrative agent, and the other lenders party thereto (the “PAA Facility”) and (iv) the 364-Day Credit Agreement dated January 16, 2015 (the “364-Day Facility”), by and among the Partnership, Bank of America, N.A., as administrative agent, and the lenders party thereto) or (2) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction known to such counsel of any court or governmental agency or body directed to any of the Partnership Entities or any of their respective properties in a proceeding to which any of them is a party, which would, in the case of either (1) or (2), reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership, Plains AAP or PAA to consummate the transactions contemplated by this Agreement, including the related sale of AAP Units and PAA Common Units.

(ii)                                  To the knowledge of such counsel, there is no legal or governmental proceeding pending or threatened to which the Partnership or any of the PAA Subsidiaries is a party or to which any of their respective properties is subject that is required to be disclosed in the Pricing Disclosure Package or the Prospectus and is not so disclosed.

(iii)                               To the knowledge of such counsel, except as described in the Pricing Disclosure Package and the Prospectus or as have been issued pursuant to compensation plans adopted or administered by the General Partner, there are no outstanding options or warrants to purchase any Class A Shares or other equity interests in the Partnership.

(iv)                              To the knowledge of such counsel, there are no agreements, contracts or other documents to which the Partnership or any of the Subsidiaries is a party or are bound that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement or to the Incorporated Documents that are not described or filed as required.

In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the General Partner and the Partnership, representatives of the independent public accountants of the General Partner and the Partnership and the Underwriters’ representatives and counsel, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel that lead him to believe that:

(A)                               the Registration Statement, as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(B)                               the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(C)                               the Prospectus, as of its date or as of each applicable Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (ii) any other financial or statistical information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

In rendering such opinion, such counsel may rely in respect of matters of fact upon (A) information obtained from public officials or public records and (B) to the extent such counsel deems appropriate, certificates of officers and employees of the General Partner and the Partnership.  Further, such counsel may (A) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (B) state that such opinions are limited to federal laws and the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas and (iii) state that he expresses no opinion with respect to (x) either federal or state securities laws in clause (2) of paragraph (i) above or (y) state or local taxes or tax statutes.

(e)                                  The Representative shall have received on each applicable Delivery Date, an opinion of internal Canadian counsel for the Partnership, dated the Closing Date and addressed to the Underwriters, to the effect that:

(i)                                     Plains Midstream Canada ULC, a British Columbia unlimited liability company (“Plains Midstream Canada”), has been duly amalgamated and is validly existing as an unlimited liability company under the laws of British Columbia with all necessary corporate power and authority to own or lease its properties in all material respects as described in the Pricing Disclosure Package and the Prospectus, and to conduct its business as currently conducted and as proposed in the Pricing Disclosure Package and the Prospectus to be conducted.  Plains Midstream Canada is duly registered extraprovincially for the transaction of business under the laws of the provinces of Alberta, Manitoba, New Brunswick, Nova Scotia, Ontario, Quebec and Saskatchewan.

(ii)                                  Plains Midstream Canada is the registered holder of 100% of the limited partnership interests of Plains Midstream Empress Management, L.P., a limited partnership formed under the laws of Alberta (“Plains Midstream Empress L.P.”); Plains Midstream Empress Management ULC (“Plains Midstream

Empress ULC”) is the registered holder of 100% of the general partnership interests of Plains Midstream Empress L.P.

Plains Midstream Canada is the registered holder of 100% of the issued and outstanding capital stock of Plains Midstream Empress ULC, an unlimited liability company formed under the laws of British Columbia; such share capital has been duly authorized and validly issued in accordance with the Plains Midstream Empress ULC Articles of Continuance, as fully paid and nonassessable shares (except as such nonassessability may be affected by the laws of the Province of British Columbia).

(iii)                               Midstream Canada is the registered holder of 100% of the issued and outstanding capital stock of Plains Petroleum Transmission Company ULC, an unlimited liability company formed under the laws of Canada (“Plains Petroleum Transmission”); such share capital has been duly authorized and validly issued in accordance with the Plains Petroleum Transmission Articles of Continuance, as fully paid and nonassessable shares (except as such nonassessability may be affected by the laws of the Province of British Columbia).

(iv)                              Plains Marketing is the registered holder of 100% of the issued and outstanding preferred shares of Plains Midstream Canada, and Plains Midstream Luxembourg, S.a.r.l. is the registered holder of 100% of the issued and outstanding common shares of Plains Midstream Canada; such share capital has been duly authorized and validly issued in accordance with the Articles of Amalgamation of Plains Midstream Canada, as fully paid and nonassessable shares (except as such nonassessability may be affected by the laws of the Province of British Columbia).

(v)                                 No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the federal government of Canada or the Province of Alberta or the Province of British Columbia is required for the offering, issuance and sale by the Partnership of the Shares.

(vi)                              None of the offering, issuance and sale by the Partnership of the Shares, the execution, delivery and performance of this Agreement by the Partnership or the consummation of the transactions contemplated hereby, including the related sale of AAP Units and PAA Common Units, constitutes or will constitute a violation of the certificate or Articles of Amalgamation, bylaws or other organizational documents of Plains Midstream Canada, or any statute, law or regulation of Canada or the Province of Alberta, the Province of British Columbia or, to the knowledge of such counsel, any order, judgment, decree or injunction of any court or governmental agency or body of Canada or the Province of Alberta or the Province of British Columbia directed to Plains Midstream Canada or its properties in a proceeding to which Plains Midstream Canada or its property is a party.

(vii)                           To the knowledge of such counsel, Plains Midstream Canada has such Permits issued by the appropriate federal, provincial or regulatory authorities as are necessary to own or lease its properties and to conduct its business as currently conducted and as proposed in the Pricing Disclosure Package and the Prospectus to be conducted, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus, and except for such Permits which, if not obtained would not reasonably be expected to, individually or in the aggregate, materially adversely affect the operations conducted by Plains Midstream Canada.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the General Partner and the Partnership, to the extent they deem proper, and upon information obtained from public officials or public records, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that such opinions are limited to federal laws of Canada and the laws of the Province of British Columbia, excepting therefrom municipal and local ordinances and regulations and (D) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or the Plains Entities may be subject.

In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. is thereby authorized to rely upon such opinion letter in connection with the transactions contemplated by this Agreement as if such opinion letter were addressed and delivered to them on the date thereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and their counsel in connection with the transactions contemplated by this Agreement and no other use or distribution of such opinion letter may be made without such counsel’s prior written consent.

(f)                                   The Representative shall have received on each applicable Delivery Date an opinion of Baker Botts L.L.P., counsel for the Underwriters, dated the applicable Delivery Date and addressed to the Underwriters, with respect to the offering, issuance and sale of the Shares, the Registration Statement, the Pricing Disclosure Package, the Prospectus (together with any amendment or supplement thereto) and other related matters the Underwriters may reasonably require.

(g)                                  At the time of the execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP, independent public accountants, a letter dated such date, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letter” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the cut-off date for the procedures performed by such accountants and described in such letter shall be a date not more than three days prior to the date of such letter.

(h)                                 On each applicable the Delivery Date, the Representative shall have received from PricewaterhouseCoopers LLP a letter, dated as of each such Delivery Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (g) of this Section 7, except that the date referred to in the proviso in Section 7(g) hereof shall be a date not more than three business days prior to each such Delivery Date.

(i)                                     The Partnership shall have furnished to the Representative at each applicable Delivery Date a certificate of the Partnership, signed on behalf of the Partnership by the President or any Vice President and the Chief Financial Officer of the General Partner, dated the applicable Delivery Date, to the effect that the signers of such certificate have examined the Registration Statement, the Pricing Disclosure Package, the Prospectus and any amendment or supplement thereto, and this Agreement and that:

(A)                               the representations and warranties of the Partnership in this Agreement are true and correct on and as of the applicable Delivery Date with the same effect as if made on the applicable Delivery Date and the Partnership has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the applicable Delivery Date;

(B)                               no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and

(C)                               (i) the Registration Statement, as of the Effective Date, (ii) the Prospectus, as of its date and on the applicable Delivery Date, and (iii) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statement therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading.

(j)                                    The NYSE shall have approved the Shares for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(k)                                 On or prior to the date hereof, the Partnership shall have furnished to the Underwriters a letter substantially in the form of Exhibit B hereto from each person named in Exhibit B-1 hereto.

(l)                                     At the time of the execution of this Agreement, the Representative shall have received from the Partnership a certificate substantially in the form of Exhibit C hereto and signed by the chief financial officer of the General Partner.

All such opinions, certificates, letters and other documents referred to in this Section 7 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.  The Partnership shall furnish to the Underwriters conformed copies of such opinions, certificates, letters and other documents in such number as they shall reasonably request.

The several obligations of the Underwriters to purchase Option Shares hereunder are subject to the satisfaction on and as of any Option Shares Delivery Date of the conditions set forth in this Section 7, except that, if any Option Shares Delivery Date is other than the Initial Delivery Date, (i) the certificates, opinions and letters referred to in paragraphs (c) through (f), (h) and (i) shall be dated the Option Shares Delivery Date in question, (ii) the opinions called for by paragraphs (c), (d), (e) and (f), as applicable, shall be revised to reflect the sale of Option Shares and (iii) any references in this Section 7 to the Initial Delivery Date shall be deemed to be such Option Shares Delivery Date.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the applicable Delivery Date by the Underwriters.  Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

8.                                      Expenses.  The Partnership agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder:  (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Incorporated Documents and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Class A Shares under the Exchange Act and the listing of the Shares on the NYSE and any applicable listing or other similar fees; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) any filing fees in connection with any filings required to be made with FINRA; (viii) the transportation and other expenses incurred by or on behalf of officers and employees of the General Partner or the Partnership in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership.

It is understood, however, that except as otherwise provided in this Section 8 or Section 5(i) hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on any resale of the Shares by any Underwriter, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Shares.

9.                                      Default by an Underwriter.  If any one or more of the Underwriters shall fail or refuse to purchase the Shares that it or they are obligated to purchase hereunder on the Initial Delivery Date, and the aggregate number of Shares that such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of the Shares that the Underwriters are obligated to purchase on the Initial Delivery Date, each non-defaulting Underwriter shall be obligated, severally, (i) in the proportion that the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or (ii) in such other proportion as the Representative may specify in accordance with the Agreement Among Underwriters of Citigroup Global Markets Inc., to purchase the Shares that such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they are obligated to purchase on the Initial Delivery Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares that the Underwriters are obligated to purchase on the Initial Delivery Date and arrangements satisfactory to the Representative and the Partnership for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by the Representative and the Partnership are not made within five business days after such default, this Agreement will terminate without liability on the part of any party hereto (other than the defaulting Underwriter). In any such case that does not result in termination of this Agreement, either the Representative or the Partnership shall have the right to postpone the Initial Delivery Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If any one or more of the Underwriters shall fail or refuse to purchase Option Shares that it or they are obligated to purchase hereunder on the Option Shares Delivery Date, each non-defaulting Underwriter shall be obligated, severally, (i) in the proportion that the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or (ii) in such other proportion as the Representative may specify in accordance with the Agreement Among Underwriters of Citigroup Global Markets Inc., to purchase the Option Shares that such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term “Underwriter” as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with the Representative’s approval and the approval of the Partnership, purchases Shares that a defaulting Underwriter is obligated, but fails or refuses, to purchase.

Any notice under this Section 9 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

10.                               Termination of Agreement.  This Agreement shall be subject to termination in the Representative’s absolute discretion, without liability on the part of any Underwriter to the Partnership, by notice to the Partnership, if prior to the Initial Delivery Date or any Option Shares Delivery Date (if different from the Initial Delivery Date and then only as to the Option Shares), as the case may be, (i) trading in the Class A Shares shall have been suspended by the Commission or the NYSE or trading in securities generally on the New York Stock Exchange, the NYSE MKT LLC or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established; (ii) a banking moratorium shall have been declared either by federal or New York or Texas state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; or (iii) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism, declaration by the United States of a national emergency or war, or other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).  Notice of such termination may be given to the Partnership by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

11.                               Notice; Successors.  Except as otherwise provided in Sections 5, 9 and 10 hereof, all communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to the Representative at Citigroup Global Markets Inc. 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Fax: (646) 291-1469; or, if sent to the Partnership, will be mailed, delivered or telefaxed to (713) 646-4313 and confirmed to it at 333 Clay St., Suite 1600, Houston, Texas 77002, Attention: General Counsel.

This Agreement has been and is made solely for the benefit of the several Underwriters and their directors, officers, employees, agents and other controlling persons referred to in Section 6 hereof and the Partnership and the General Partner’s directors and officers who sign the Registration Statement, and other controlling persons referred to in Section 6 hereof, and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement.  Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

12.                               Information Furnished by the Underwriters.  The Partnership acknowledges that the following statements set forth in the most recent Preliminary Prospectus and the Prospectus constitute the only information furnished by or on behalf of the Underwriters through the Representative as such information is referred to in Sections 1(c), 1(d), 1(f), 1(g), 5(q), 6(a) and 6(c) hereof: (A) the names of the Underwriters, (B) the table under the first paragraph under the heading “Underwriting,” (C) the second paragraph under the heading “Underwriting—Commissions and Expenses” related to concessions and (D) the paragraphs under the heading “Underwriting—Price Stabilizations, Short Positions and Penalty Bids.”

13.                               Research Analyst Independence.  The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions.

The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriter’s investment banking divisions.  The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14.                               Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership and the Underwriters, or any Underwriter, with respect to the subject matter hereof.

15.                               Headings.  The Section headings used herein are for convenience only and shall not affect the construction hereof.

16.                               Effective Date of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

17.                               No Fiduciary Duty.  The Partnership acknowledges and agrees that in connection with this offering and sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (i) no fiduciary or agency relationship between the Partnership and any other person, on the one hand, and the Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Partnership, including, without limitation, with respect to the determination of the public offering price of the Shares, and such relationship between the Partnership, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Partnership shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership.  The Partnership hereby waives any claims that it may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

18.                               Applicable Law; Counterparts.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.  This Agreement may be signed in various counterparts that together constitute one and the same instrument.  If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

[Signature Pages Follow]

Please confirm that the foregoing correctly sets forth the agreement among the Partnership and the Underwriters.

Very truly yours,

PLAINS GP HOLDINGS, L.P.

By:	PAA GP Holdings LLC,
its General Partner

	By:	/s/ Chris Herbold
		Name:	Chris Herbold
		Title:	Vice President — Accounting
and Chief Accounting Officer

Signature Page to Underwriting Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Michael Jamieson
Name: Managing Director
Title: Co-Head North America Energy

As Representative of the several Underwriters named in Schedule II

Signature Page to Underwriting Agreement

SCHEDULE I

Plains GP Holdings, L.P.

Underwriter	Number of Firm Shares to be Purchased
Citigroup Global Markets Inc.	38,017,241
BBVA Securities Inc.	853,448
BNP Paribas Securities Corp.	426,724
MUFG Securities Americas Inc.	426,724
SMBC Nikko Securities America, Inc.	426,724
SunTrust Robinson Humphrey, Inc.	426,724
CIBC World Markets Corp.	284,483
Fifth Third Securities, Inc.	284,483
ING Financial Markets LLC	284,483
PNC Capital Markets LLC	284,483
Regions Securities LLC	284,483
Total	42,000,000

Schedule I to Underwriting Agreement

SCHEDULE II

Additional Pricing Disclosure Package

Pricing Information:

Number of Shares:	42,000,000 Firm Shares or, if the Underwriters exercise in full their option to purchase additional Shares granted in Section 2 hereof, 48,300,000 Shares.

Public offering price for the Shares:
Variable price reoffering.

Applicable Time:	7:10 p.m., New York City time, on February 23, 2017.

Schedule II to Underwriting Agreement

SCHEDULE III

Material Subsidiaries

Plains Marketing, L.P.

Plains Pipeline, L.P.

Pacific Pipeline System LLC

Plains Products Terminals LLC

Plains Midstream Canada ULC

Plains West Coast Terminals LLC

Rocky Mountain Pipeline System LLC

Pine Prairie Energy Center, LLC

SG Resources Mississippi LLC

Plains LPG Services LP

Plains South Texas Gathering LLC

Schedule III to Underwriting Agreement

SCHEDULE IV

Domestic Subsidiaries

Plains Marketing, L.P.

Plains Pipeline, L.P.

Pacific Pipeline System LLC

Plains Products Terminals LLC

Plains West Coast Terminals LLC

Rocky Mountain Pipeline System LLC

Pine Prairie Energy Center, LLC

SG Resources Mississippi LLC

Plains LPG Services LP

Plains South Texas Gathering LLC

Schedule IV to Underwriting Agreement

EXHIBIT A

Entity	Jurisdiction in which registered or qualified

PAA GP LLC	Texas
PAA GP Holdings LLC	Texas
Pacific Pipeline System LLC	California
Pine Prairie Energy Center, LLC	Louisiana
Plains AAP, L.P.	Texas
Plains All American GP LLC	California, Illinois, Louisiana, Oklahoma, Texas
Plains All American Pipeline, L.P.	Texas
Plains GP Holdings, L.P.	Texas
Plains LPG Services LP	California, Illinois, Oklahoma
Plains Marketing, L.P.	California, Illinois, Louisiana, Oklahoma
Plains Midstream Canada ULC	Alberta, Manitoba, New Brunswick, Nova Scotia, Ontario, Quebec, Saskatchewan
Plains Pipeline, L.P.	California, Illinois, Louisiana, Oklahoma
Plains Products Terminals LLC	California
Plains South Texas Gathering LLC	Oklahoma
Plains West Coast Terminals LLC	California
Rocky Mountain Pipeline System LLC	Utah
SG Resources Mississippi LLC	Alabama, Mississippi

Exhibit A-1

EXHIBIT B

February 23, 2017

Plains GP Holdings, L.P.

Public Offering of Class A Shares

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Plains GP Holdings, L.P., a Delaware limited partnership (the “Partnership”) and Citigroup Global Markets Inc. and any other party thereto named therein as an underwriter (the “Underwriters”) relating to an underwritten public offering of Class A shares representing limited partner interests of the Partnership.

To induce you and the other underwriters to enter into the Underwriting Agreement, the undersigned agrees that, except for transfers of Class A Shares and PAA Common Units (each as defined in the Underwriting Agreement) in connection with (i) sales to pay tax liabilities associated with the vesting of restricted shares or phantom share awards under the Partnership’s or PAA’s long-term incentive plans or (ii) gifts or charitable donations, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Class A Shares, PAA Common Units or any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, Class A Shares, PAA Common Units or any securities that are senior to or pari passu with Class A Shares or PAA Common Unis, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Prospectus (as defined in the Underwriting Agreement) (the “Lock-Up Period”) without the prior written consent of Citigroup Global Markets Inc.

Exhibit B-1

If for any reason the Underwriting Agreement is terminated before the applicable Delivery Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

Name:
Title:
Address:

Exhibit B-2

EXHIBIT B-1

List of Parties to Execute Lock Up Agreements

Oxy Holding Company (Pipeline), Inc.

EMG Investment, LLC

KAFU Holdings L.P.

KAFU Holdings (QP), L.P.

KAFU Holdings II, L.P.

Lynx Holdings I, LLC

Greg L. Armstrong

Harry N. Pefanis

Willie Chiang

Richard K. McGee

Daniel J. Nerbonne

Al Swanson

Chris Herbold

John vonBerg

John T. Raymond

Robert V. Sinnott

Bernard (Ben) Figlock

Everardo Goyanes

J. Taft Symonds

Victor Burk

Gary R. Petersen

Bobby S. Shackouls

Christopher M. Temple

Exhibit B-1-1

EXHIBIT C

CHIEF FINANCIAL OFFICER’S CERTIFICATE

February 23, 2017

The undersigned, in his capacity as the Chief Financial Officer of PAA GP Holdings LLC, a Delaware limited liability company and the general partner of Plains GP Holdings, L.P., a Delaware limited partnership (the “Partnership”), does hereby certify that he is familiar with the accounting, operations and record systems of the Partnership and that, to his knowledge after reasonable investigation, there has not been any material adverse change in the financial position, results of operations, cash flows or working capital of the Partnership since December 31, 2016. In addition, as of the date of this certificate, the total debt of the Partnership is approximately $13.0 billion.

Capitalized terms used but not defined herein have the meanings assigned to them in the Underwriting Agreement dated as of the date hereof by and among the Partnership and Citigroup Global Markets Inc., as representative of the Underwriters named therein (the “Underwriters”).

This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Partnership in connection with the offering of the Shares covered by the Registration Statement, the Pricing Disclosure Package and the Prospectus.

[Signature Page Follows]

Exhibit C-1

IN WITNESS WHEREOF, the undersigned has hereunto affixed his signature as of the date first written above.

Al Swanson
Executive Vice President and
Chief Financial Officer

Exhibit C-2